SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 19, 2002



                             OmniComm Systems, Inc.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware               0-25203                    11-3349762
      (State or Other    (Commission File Number)  (IRS Employer Identification
      Jurisdiction of                                         No.)
       Incorporation)



                  2555 Davie Road, Suite 110-B, Davie, FL 33317
               (Address of Principal Executive Offices) (Zip Code)



                                (954) 473 - 1254
              (Registrant's telephone number, including area code)


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 6. Resignation of Director


Harold Blue announced his resignation as a Director of OmniComm Systems, Inc (the "Company") effective August 19, 2002. Mr. Blue's appointment as a Director resulted from a private placement of the Company's 8% Series B Convertible Preferred Stock in September 2001. As a condition of the private placement, Commonwealth Associates, the Placement Agent, was given the right to appoint one
(1) member of the Company's Board of Directors for a period of five (5) years. Commonwealth Associates named Mr. Blue as their designee. Commonwealth Associates retains the right to appoint a Director at a later date.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     OMNICOMM SYSTEMS, INC.

Dated: August 22, 2002               By: /s/ Cornelis Wit
                                         ------------------------------------
                                         Cornelis Wit
                                         Chief Executive Officer and Director